Exhibit 10.1

FlexShopper, LLC

901 Yamato Road, Suite 260

Boca Raton, Florida 33431

February 2, 2022

NRNS Capital Holdings LLC

7809 Galleon Court

Parkland, Florida 33067

Attn.: Mr. Howard S. Dvorkin,
Manager

Re:	Amendment to NRNS Subordinated Debt Financing Commitment Letter and Second Amended and Restated Subordinated Promissory Note

Ladies and Gentlemen:

Reference is made to the Subordinated Debt Financing Commitment Letter, dated February 19, 2019 (the “Commitment Letter”), from NRNS Capital Holdings LLC (the “Lender”) to FlexShopper, LLC (the “Borrower”), and the Second Amended and Restated Subordinated Promissory Note, dated June 27, 2019 (together with the January 2018 promissory note, the “Note”), made by Borrower in favor of Lender in the combined principal amount of $3,750,000, pursuant to the Commitment Letter, each as previously amended on March 22, 2021. All capitalized terms used herein without definition have the respective meanings ascribed to them in the Commitment Letter.

This will confirm the agreement of the Borrower and the Lender to amend and supplement the Commitment Letter and the Note as follows:

1.                  Extension of Note. Effective as of the date hereof, the date on which payments of principal and accrued interest on the Note shall be due and payable by the Borrower is hereby extended from April 1, 2022 to July 1, 2024 (the “New Maturity Date”), unless accelerated by reason of an Event of Default and not thereafter cured.

2.                  Increase in Credit Commitment.

(a)	During the period commencing on the date hereof and ending on the business day prior to the New Maturity Date, the Lender agrees from time to time to make loans (each, a “Loan”) under the Commitment Letter and the Note to the Borrower of up to a maximum combined aggregate principal amount of $11,000,000. This amount includes the $3,750,000 previously borrowed by the Borrower from the Lender that is outstanding under the Commitment Letter and the Note as of the date hereof. The Borrower shall use the proceeds of each Loan for payment by the Borrower of its lease and loan originations.

(b)	By written request to the Lender, the Borrower may from time to time request that the Lender make a Loan in the amount specified therein and the Lender will make such Loans, provided that no such request and Loan shall exceed $5,000,000 during any thirty (30) day period. Subject to the Lender’s review of the written request, the Lender shall disburse the amount of the Loan requested by wire transfer in immediately available funds to an account or accounts designated in writing by the Borrower within five (5) business days following the Borrower’s written request.
(c)	As a credit commitment and not as a loan for its full principal amount, interest shall not accrue under the Commitment Letter or the Note, as amended hereby, unless and until principal amounts are funded thereunder, and then only to the extent of such principal amounts funded.

3.                  Representations Remain True. In order to induce the Lender to effect the foregoing amendment, each request for a Loan shall constitute the Borrower’s representation and warranty to the Lender that all of the Borrower’s representations and warranties contained in Section 4 of the Note remain true and correct in all material respects on and as of such date, and all required consents in connection therewith have been obtained and are in full force and effect.

4.                  Remainder of Documents Unmodified. Except as expressly set forth herein, all of the terms and conditions of the Commitment Letter and the Note shall remain unmodified and in full force and effect. Nothing contained herein shall be deemed to constitute any agreement of the Lender to effect any further amendments or modifications of the Commitment Letter or the Note at any time (whether of a similar or different nature), or to grant to the Borrower any right to any further modification under or in respect of the Commitment Letter and the Note.

5.                  Miscellaneous. The provisions contained under the caption “Miscellaneous” of the Commitment Letter are hereby incorporated herein mutatis mutandis by this reference, and are expressly made applicable hereto.

Kindly confirm your agreement to the foregoing by signing a counterpart copy hereof in the space provided below.

Sincerely,

FLEXSHOPPER, LLC

By:
Name: Title:

Acknowledged, Confirmed and Agreed to: NRNS CAPITAL HOLDINGS LLC By: ____________________________ Name: Howard S. Dvorkin Title: Manager